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                                                                    Exhibit 23.5


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Danielson Holding Corporation


We hereby consent to the incorporation by reference in the registration statement (No. 333-86004), on Form S-8 of Danielson Holding Corporation and the registration statement dated May 10, 2004 on Form S-8 of Danielson Holding Corporation of our report dated March 5, 2002, with respect to the consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows of Danielson Holding Corporation and subsidiaries for the year ended December 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2003 annual report on Form 10-K of Danielson Holding Corporation. We also consent to the reference to our firm under the heading "Experts" in the prospectus dated May 10, 2004.


                                           /s/ KPMG LLP

New York, New York
May 7, 2004